SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 6, 2007

HKN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Harken Energy Corporation

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 5.03.            AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

HKN, Inc. has filed an amendment to its restated certificate of incorporation with the Secretary of State of Delaware, which amendment has become effective on June 6, 2007.

The amendment to Article One of the restated certificate of incorporation effected the change of the Company’s corporate name from “Harken Energy Corporation” to “HKN, Inc.”

The amendment to Article Four of the restated certificate of incorporation effected a one-for-twenty-two and four-tenths reverse stock split of the outstanding shares of the Company’s common stock, although the authorized number of shares of common stock (325 million shares) and par value ($0.01 per share) remain the same.  By virtue of the reverse split, the total number of outstanding shares has been reduced from approximately 220.4 million to approximately 9.8 million.

These changes were approved by the Company’s stockholders at their annual meeting held on June 4, 2007.

ITEM 7.01.            REGULATION FD DISCLOSURE.

On June 6, 2007, the Company issued a press release concerning the matters reported in Item 5.03 above.  A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(d)                   Exhibits

Exhibit Number	Description

99.1	Press release dated June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HKN, Inc. (Registrant)

Date: June 6, 2007	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Vice President, Secretary and General Counsel

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press release issued by Harken Energy Corporation on June 6, 2007